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                                                                    EXHIBIT 99.1


July 14, 2003

CONTACT:  Tom Davis, President
          The Sands Hotel and Casino
          Atlantic City, NJ
          609-441-4751



                           Sands To Seek Debt Exchange

         Atlantic City, New Jersey - GB Holdings Inc. (Amex: GBH) (the "Company") which through its wholly-owned subsidiary Greate Bay Hotel & Casino, Inc. ("GBHC"), owns and operates The Sands Hotel and Casino in Atlantic City, today announced that its Board of Directors, acting through a special committee, has approved a transaction involving an exchange offer for GB Property Funding Corp.'s debt, subject to receipt of applicable opinions and government approvals and the completion of applicable documents and filings.

Brown Enthusiastic About The Deal
---------------------------------

         Richard P. Brown, The Sands CEO said "This transaction will relieve The Sands of a substantial portion of its indebtedness that would otherwise come due in 2005 and extend that debt until at least 2008. Assuming the transaction closes this year and all of the debt is exchanged, after deducting the cost of the payment to the holders of the Existing Notes (as defined below), the transaction will free up an aggregate of $13.2 Million of cash flow representing the interest payment for years 2004 and 2005. Therefore, the transaction will strengthen our balance sheet, thereby allowing The Sands Management Team to focus its attention on providing an enhanced gaming entertainment experience for our players. The execution of this exchange will create a tremendous win for The Sands. The Sands is currently considering the construction of added hotel rooms and this transaction will provide us with the necessary financial flexibility if we determine to implement the initiative.

         Since emerging from bankruptcy, we have invested in excess of $44 Million in improvements to The Sands, with more than 50% of that on back-of-the-house investment which is not very visible to the gaming public. We are continuing to make improvements that will drive business and entice customers such as our recently added Swingers Bar, renovating the Copa Showroom and the Plaza and Platinum Clubs, and adding newer gaming equipment and related technology. In addition, in keeping with the tradition of The Sands as a center of high roller action, we have instituted gaming with extremely high limits, so that our customers can play at levels that they determine will enhance their gaming experience.

         As new entrants emerge in the market we will possess a distinct advantage over our competitors if we are not under the pressure of servicing long-term debt. As a result, while other Atlantic City casinos may experience operating pressures from significant debt, The Sands will have the flexibility to invest in its business, improve its facilities and offer our patrons the personalized, high quality value-oriented experience that they expect to receive at a casino called "The Sands" - - truly one of the legendary names in our industry."

Icahn Supports Exchange
-----------------------

         Carl C. Icahn and his affiliated companies hold in excess of 77% of the stock of the Company and 58% of the debt and Mr. Icahn has indicated that he will support the transaction. "This transaction will


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allow The Sands to continue to add to its facilities and will maintain The Sands as a financially stable participant in the Atlantic City market place. The Sands has recently added Mr. Brown as CEO and Mr. Tom Davis as President and they are moving aggressively to improve and optimize The Sands. This exchange will enhance their freedom to continue to improve the facility and the overall gaming experience of its patrons," Mr. Icahn said.

The Transaction
---------------

         The Company's wholly owned subsidiary, GB Property Funding Corp., currently has outstanding $110 million in secured notes (the "Existing Notes") due in September 2005 which bear interest at the rate of 11% per annum. The Existing Notes were issued under an Indenture (the "Existing Indenture"), are guaranteed by the Company and GBHC and are secured by liens on certain of assets of GBHC.

         The proposed transaction would involve the following:

         o The amendment of the Existing Indenture to remove certain provisions and covenants and the release of the liens on The Sands assets, which is the collateral for the Existing Notes, thereby allowing the transfer of these assets and those now held at GBH to a newly formed wholly-owned subsidiary of the Company ("Newco"), free and clear of all liens and all obligations under the Existing Indenture. Newco will undertake to provide the funds to Parent to meet scheduled interest payments on the Existing Notes through their scheduled maturity.

         o The solicitation of the exchange (the "Notes Exchange") of the Existing Notes, dollar for dollar, for up to $110 million of notes (the "New Notes") due September 2008 (the "New Maturity Date") which will bear interest at 3% per annum, payable at maturity. The New Notes will be secured by a first lien on the assets of Newco.

         o The payment of $100 by the Company to the holders of the Existing Notes for each $1,000 in principal amount exchanged together with all interest accrued on such Existing Notes through the date of such exchange.

         o The holders of a majority of the principal amount of the New Notes have the option at any time prior to the New Maturity Date to cause the entire class of New Notes to simultaneously convert into shares of Newco Stock. Shares of Newco Stock issued upon such conversion of the New Notes will represent 72.5% of the Newco Stock if all of the Existing Notes participate in the Note Exchange. If less than all of the Existing Notes participate in the Note Exchange, then, in the event of the conversion of the New Notes into shares of Newco Stock, such shares would equal on a fully diluted basis (after giving effect to the exercise of the Newco Warrants and the conversion of the New Notes) the product of (a) 72.5% and (b) a fraction, the numerator of which is the principal amount of the New Notes and the denominator of which is the total principal amount of the Existing Notes immediately prior to the Exchange Offer.


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         o  At the election of the holders of a majority of the principal amount of the New Notes, the holders of the New Notes may be given the ability to convert the New Notes at their option.

         o The distribution to the Company's common stockholders of warrants exercisable (following the occurrence of certain events) for 27.5% of the common stock of Newco (on a fully diluted basis).

         o If all of the Existing Notes do not participate in the Note Exchange, the proposed transaction will result in the Company owning shares of Newco Stock which would represent on a fully diluted basis (after giving effect to the exercise of the Newco Warrants and conversion of the New Notes) a percentage of the Newco Stock equal to the product of (a) 72.5% and (b) a fraction, the numerator of which is the principal amount of the Existing Notes that are not exchanged for New Notes and the denominator of which is the total principal amount of the Existing Notes immediately prior to the Exchange Offer.

         The proposed transaction is subject to the consent of the holders of a majority of the Existing Notes, the exchange of a majority in principal amount of the Existing Notes, the approval of stockholders owning a majority of the common stock of the Company, the effectiveness of all required filings under applicable securities laws, and the receipt of all required governmental and third party approvals.

         This news release is for informational purposes only. It does not constitute an offer to purchase shares of the Company or a solicitation/recommendation statement under the rules and regulations of the United States Securities and Exchange Commission (the "SEC"). At the time the Company commences the transaction contemplated herein, the Company will file the necessary documents with the SEC. Following the filing of the documents relating to the transaction with the SEC, the Company will distribute, free of charge, to the holders of the Company's common stock and the holders of the Existing Notes, all documents such stockholder or Existing Note holder should review in order to approve or participate in the transaction. Those documents will contain important information and security holders of the Company are advised to carefully read those documents (when they become available) before making any decision with respect to the transaction contemplated herein. Additionally, after filing the documents with the SEC, each document and filing will be available for free on the SEC's web site (www.sec.gov).

         Certain information included in this press release contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. For more information regarding the Company and risks applicable to its business, please review the filings of the Company and its affiliates, GB Property Funding Corp. and Greate Bay Hotel and Casino, Inc. with the SEC, including the Company's reports on Forms 10-K and 10-Q.


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